UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported):  May 19, 2008

Maxus Realty Trust, Inc.
(Exact name of registrant as specified on its charter)

MISSOURI	000-13457	48-1339136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Armour Road
North Kansas City, Missouri 64116
(Address of principal executive offices) (Zip Code)

(816) 303-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-r(c))

Item 8.01 Other Events.

On May 19, 2008, Maxus Realty Trust, Inc. (the “Trust”) agreed to a settlement and release Agreement in principle with RSUI Indemnity Company (“RSUI”), pursuant to which the Trust agreed to dismiss with prejudice the lawsuit it filed against RSUI on September 7, 2006 in the United States District Court for the Western District of Missouri (Case No. 06-0750-CV-W-ODS), in exchange for a cash payment from RSUI of $4.25 million.

The lawsuit alleged breach of contract and vexatious refusal by RSUI for its failure to fulfill its indemnity obligations under the commercial property insurance policy issued to the Trust by RSUI covering Waverly Apartments, located in Bay St. Louis, Mississippi, which was damaged by Hurricane Katrina.  The Trust had requested relief from the court for (i) compensatory damages in an amount to be determined at trial, including interest and special damages, (ii) pre-judgment and post-judgment interest on such compensatory damages and (iii) all of our costs in bringing the action including attorneys’ fees.

The Trust had previously received a check in the amount of $344,557 from RSUI on October 25, 2006.   The lawsuit was set for trial on May 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC.

Date: May 19, 2008	By:	/s/ David L. Johnson
David L. Johnson Chairman of the Board, President and Chief Executive Officer